                                                                 Exhibit (10)(a)

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made and entered into effective as of the 11/th/ day of October, 2001, by and between World Fuel Services Corporation, a Florida corporation (the "Company"), the parent company of Trans-Tec Services, Inc., a Florida corporation ("Trans-Tec"), and Michael J. Kasbar (the "Executive").

     RECITALS. Executive currently is employed by the Company pursuant to an
     --------
employment agreement dated January 3, 1995, as amended on June 10, 1997, that expires December 31, 2002 (the "Prior Employment Agreement") as the Chairman of Trans-Tec and the Chief Executive Officer of Trans-Tec, Trans-Tec Servicios S.A., Trans-Tec Services (Singapore) Pte., Ltd., Trans-Tec Services (UK), Ltd., Norse Bunker A.S., Marine Energy Arabia Establishment Ltd., Pacific Horizon Petroleum Services, Inc., Bunkerfuels Corporation, Bunkerfuels U.K. Ltd., and all other subsidiaries and affiliates of the Company engaged in the marine and related businesses, excluding aviation (the "Trans-Tec Group"). The Company and the Executive now wish to amend and restate the Prior Employment Agreement in its entirety.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Prior Employment Agreement is hereby amended and restated in its entirety to read as follows:

     1. Employment. The Company hereby employs Executive pursuant to the terms
        ----------
and conditions of this Agreement for a term (the initial "Employment Term"), commencing as of October 1, 2001 and ending on March 31, 2005. At least one (1) year prior to each date on which the Employment Term otherwise would terminate, the Company and the Executive shall notify each other in writing whether they elect to extend the Employment Term for an additional year, and the Employment Term shall not be so extended unless both parties so elect to extend the Employment Term. If the Company is electing not to extend the Employment Term for Cause, or the Executive is electing not to extend the Employment Term for Good Reason, it or he shall so state in the notice. During the Employment Term, the Executive shall serve as the Chairman of Trans-Tec, Chief Executive Officer of the Trans-Tec Group, and Executive Vice President of the Company. The Executive shall faithfully and diligently perform all services as may be assigned to him by the President and Chief Operating Officer of the Company consistent with his position, shall report solely to the President and Chief Operating Officer of the Company (the "President and Chief Operating Officer") and shall exercise such power and authority as may from time to time be delegated to him by the President and Chief Operating Officer. The Executive shall devote his full business time and attention to the business and affairs of the Trans-Tec Group and the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Trans-Tec Group and the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

     2. Compensation and Benefits. During the Employment Term, the Company shall
        -------------------------
pay Executive the compensation and other amounts set forth below.

        2.1 Base Salary. The Company shall pay Executive an annual salary ("Base
            -----------
Salary") of Four Hundred and Thirty Seven Thousand Five Hundred Dollars ($437,500), payable in equal installments according to the Company's regular payroll practices and subject to such deductions as may be required by law. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Compensation Committee"), be increased at any time or from time to time. Base Salary shall not be decreased and, if increased, shall not thereafter be decreased for any reason.

        2.2 Bonus.
            -----

            (a) For the period from January 1, 2001 through December 31, 2001, the Company shall pay Executive a bonus equal to 5% of the annual Pre-Tax Earnings (as hereunder defined) of the Trans-Tec Group for the calendar year 2001 that exceed $4,000,000, payable on or before March 31, 2002. "Pre-Tax Earnings of the Trans-Tec Group" shall be the consolidated pre-tax earnings of the Company and its affiliates engaged in the marine and related business, excluding aviation, managed by the Executive, determined in accordance with generally accepted accounting principles, except that the following expenses shall not be deducted for purposes of computing Pre-Tax Earnings: (i) interest charged by World Fuel Services Corporation to the Trans-Tec Group on the purchase price paid under the Acquisition Agreement for the Assets and the UK Shares; (ii) the amortization of goodwill recognized by the Company related to the acquisition of the Assets and UK Shares.

            (b) (i) Subject to subsections (c), (e), (f), (g) and (h) below, the Company shall pay Executive an annual bonus (the "Bonus") for the period beginning January 1, 2002 and ending March 31, 2002, and unless otherwise agreed to in writing by the Compensation Committee and the Executive, for each 12 month period beginning each April thereafter (each a "Bonus Period") equal to a percentage of the Executive's Base Salary as of the last day of the Bonus Period for which the Bonus is being calculated, determined as follows based upon the Growth in EPS for the Bonus Period:


        Growth in EPS for Bonus Period          Bonus as Percentage of Base Salary for Fiscal
        ------------------------------          ---------------------------------------------
                                                                Year Ended
                                                                ----------

  Equal to or Greater Than    But Less Than     March 31, 2002      Each March 31 Thereafter
  ------------------------    -------------     ---------------     ------------------------
                                   10%                 0                     0
             10%                 12.5%              6.25%                   25%
           12.5%                   15%              12.5%                   50%
             15%                 17.5%             18.75%                   75%
           17.5%                                      25%                  100%


                    (ii) For purposes of the foregoing formula, "Growth in EPS" for a Bonus Period shall mean the quotient obtained by dividing (x) the amount, if any, by which (i) the EPS for the 12 month period that ends on the last day of the Bonus Period exceeds (ii) the EPS for the 12 month period ending on the March 31 immediately preceding the Bonus Period (the "Prior Year's EPS"), by (y) the Prior Year's EPS. For purposes of the foregoing formula, EPS shall mean the Company's basic earnings per share, computed in accordance with FASB Statement
128. However, the Compensation Committee has the right to adjust financial results to eliminate the effect of certain accounting adjustments and other one-time events, so that the bonus payouts reflect ongoing operating results and are not artificially inflated, or deflated, due to unusual, one-time events.

                    (iii) After the Bonus Period ending March 31, 2002, the Compensation Committee and the Executive shall review the bonus formula and make such changes, if any, as they mutually agree in writing to be appropriate. If the Compensation Committee and the Executive fail to come to such a mutual agreement by June 30, 2002, then the bonus formula for each subsequent Bonus Period shall be the formula as set forth in Section 2.2(b)(i) and (ii) hereof, unless the Company notifies the Executive in writing by no later than July 15, 2002, of a different bonus formula that will apply for each subsequent Bonus Period.

               (c) The requirement that the Company achieve the Growth in EPS goals under this Section 2.2 (the "Performance Goal") is intended as a `performance goal" for Executive, as that term is used in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Company hereby represents and warrants to Executive that such Performance Goal has been determined and approved by the Compensation Committee, consisting solely of at least two (2) outside directors, as required by Code (S) 162(m)(4)(C)(i) and Treasury Regulations promulgated thereunder.

               (d) Notwithstanding anything to the contrary contained herein, in no event shall Executive receive any portion of his Bonus if and to the extent that the Company could not reasonably deduct such portion solely by operation of Code (S) 162(m). For purposes of this limitation: (i) no portion of the Executive's compensation or benefits, the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment, shall be taken into account; (ii) no portion of any compensation or benefits shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive, does not constitute "applicable employee remuneration" within the meaning of Code (S)162(m) and Treasury Regulations promulgated thereunder; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Executive's remuneration shall be determined by the Company's independent auditors in accordance with the Code. This subsection (d) shall not prohibit the payment of any Bonus (or portion thereof) which is deferred in accordance with subsection
(g) below.

               (e) At any time during the Employment Term, upon written request of Executive, the Company shall submit the Performance Goal and other material compensation terms provided herein for approval by the Company's shareholders so as to comply with Code (S) 162(m)(4)(C)(ii) and Regulations promulgated thereunder, and the Company shall use reasonable efforts to secure such shareholder approval; provided, (i) the Company shall not be required to call a special shareholders meeting for the sole purpose of complying with this section; and (ii) in order to have such approval sought at the Company's annual shareholders meeting, Executive shall provide written notice thereof to the Company no less than ninety (90) days prior to the scheduled date of the annual meeting. If any executive officer of the Company requests that his Performance Goal and compensation terms be submitted for shareholder approval pursuant to this Agreement, the Company shall have the right to submit the Performance Goals and compensation arrangements of all executive officers for shareholder approval at the same meeting.

             (f) If required to comply with Code (S)162(m)(4)(C)(iii), the Company's Compensation Committee shall, before the payment of any Bonus, certify in writing, if applicable, that the Performance Goal and any other material terms hereof were satisfied, as necessary to comply with Code (S)
162(m)(4)(C)(iii).

             (g) Unless the Company's shareholders have approved the Performance Goal and other material compensation terms provided herein, the payment of any portion of the Bonus causing Executive's compensation to exceed the limitation under Section 162(m)(i) of the Code during any fiscal year of the Company (the "Excess Amount") will be deferred until a fiscal year during the Employment Term in which Executive earns less than the limitation under Section 162(m)(i) of the Code; provided, however, that in the event of Executive's death, the termination
      --------  -------
of Executive for any reason, or the expiration of this Agreement, any Excess Amount, including any interest earned thereon, shall be paid to Executive within ten (10) days of such death, termination, or expiration. Any Excess Amount shall earn interest at the prime rate as published in the Wall Street Journal until such amount is paid to the Executive. The Company shall hold any Excess Amount, including any interest earned thereon, in trust for Executive until such amount is paid to Executive in accordance with the terms hereof; provided, that all amounts held in trust for Executive shall be subject to the claims of the creditors of the Company.

             (h) The provisions of this Section 2.2 are intended, and shall be interpreted, to comply with the requirements of Code (S) 162(m) so as to permit the Company to deduct all payments of applicable employee remuneration made to Executive pursuant to this Agreement.

        2.3  Stock Options.
             -------------

             (a) Upon the execution of this Agreement, the Company shall grant to the Executive options (the "Initial Options") to purchase up to 55,000 shares of common stock (the "Common Stock") of the Company under (and therefore subject to all terms and conditions of) the World Fuel Services Corporation 1996 Employee Stock Option Plan and the 2001 Omnibus Plan, and any successor plan thereto, and all rules of regulation of the Securities and Exchange Commission applicable to stock option plans then in effect. The option price per share for the Initial Options shall be $11.90. Those Initial Options that are incentive Stock Options (as described below) become exercisable at the rate of one-third per year commencing on the first anniversary of the date of grant, and those Initial Options that are non-qualified stock options become exercisable in full on the second anniversary of the date of grant. In addition to the Initial Options, the Executive shall be eligible to receive additional option grants under the 2001 Omnibus Plan in such number and on such terms and conditions as shall be determined by the

Board or the Compensation Committee of the Board. The options granted to the Executive shall be incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986 as amended (the "Code"), to the extent that such options do not exceed the limitations imposed by Section 422(d) of the Code, and the balance of the options granted to the Executive shall be non-qualified stock options.

              (b) The Initial Options shall become fully vested immediately in the event that: (i) a Change of Control of the Company as defined in Section 3.1 hereof occurs, or (ii) the Executive terminates his employment with the Company for Good Reason, as defined in Section 3.4 hereof, or (iii) the Company terminates the Executive's employment with the Company, other than for Cause, as defined in Section 3.2 hereof. In the event the Executive's employment terminates for any of the reasons set forth in subsections (ii) or (iii) of this
Section 2.3, the Executive may exercise all vested rights under the Initial Options at any time after vesting and until the earlier of: (1) the date that is two (2) years after the date on which the Executive's employment terminates for the reasons provided above, and (2) the Expiration Date for the options as defined in the applicable option agreement.

         2.4  Restricted Stock. Upon execution of this Agreement, the Company
              ----------------
shall grant to the Executive 25,000 shares of restricted Common Stock of the Company (the "Restricted Stock"), which shall vest 25% on October 1, 2002, 25% on October 1, 2003, 25% on October 1, 2004, and 25% on March 31, 2005, and subject to such terms and conditions as are set forth in a Restricted Stock Agreement to be entered into by and between the Company and the Executive in the form attached as Exhibit A hereto (the "Restricted Stock Agreement"). The Executive's rights with respect to the Restricted Stock shall become fully vested immediately in the event that (i) a Change or Control of the Company as defined in Section 3.1 hereof occurs, or (ii) the Executive terminates his employment with the Company for Good Reason, as defined in Section 3.4 hereof, or (iii) the Company terminates the Executive's employment with the Company, other than for Cause, as defined in Section 3.2 hereof.

         2.5  Other Benefits. Executive: (i) shall be entitled to receive all
              --------------
medical, health, disability, life and dental insurance, and other similar employee benefit programs, which may be provided by the Company to its executive employees from time-to-time; (ii) shall be entitled to reimbursement for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder, including but not limited to travel and entertainment expenses (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefor); (iii) shall be paid an auto allowance of $1,000.00 per month; (iv) shall be entitled to six (6) weeks paid vacation each calendar year, and any vacation time not taken during any calendar year shall be carried over into subsequent calendar years if and to the extent such carried over vacation time does not exceed six (6) weeks; and (v) shall be entitled to reimbursement from the Company for all of his legal fees and expenses incurred in connection with the preparation of this Employment Agreement.

     3.  Certain Definitions.
         -------------------

         3.1  Change of Control. For purposes of this Agreement, a "Change of
              -----------------
Control" shall be deemed to have occurred if:

             (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of the Company and its subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

             (b) the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the date hereof whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

             (c) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold; or

             (d) if the Company enters into an agreement or series of agreements or the Board passes a resolution which will result in the occurrence of any of the matters described in Subsections (a), (b) or (c), and the Executive's employ is terminated subsequent to the date of execution of such agreement or series of agreements or the passage of such resolution, but prior to the occurrence of any of the matters described in Subsection (a), (b) or (c), then, upon the occurrence of any of the matters described in Subsections (a), (b) or (c), a Change of Control shall be deemed to have retroactively occurred on the date of the execution of the earliest of such agreement(s) or the passage of such resolution.

        3.2  Cause. For purposes of this Agreement, "Cause" means (i) an act or
             -----
acts of fraud, misappropriation, or embezzlement on the Executive's part which result in or are intended to result in his personal enrichment at the expense of the Company or its subsidiaries or affiliates, (ii) conviction of a felony, or
(iii) willful failure to report to work for more than thirty (30) continuous days not attributable to eligible vacation or supported by a licensed physician's statement.

        3.3  Disability. For purposes of this Agreement, "Disability" means
             ----------
disability which after the expiration of more than twelve (12) months after its commencement is determined to be total and permanent by an independent physician mutually agreeable to the parties. Notwithstanding any disability of Executive, he shall continue to receive all compensation and benefits provided under Section 2 until his employment is actually terminated, by a Notice of Termination pursuant to
Section 4.2.

        3.4  Good Reason. For purposes of this Agreement, "Good Reason" means:
             -----------

             (a) any failure by the Company to comply with any of the provisions of Section 2 of this Agreement other than an insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within five (5) business days after receipt of notice thereof given by the Executive;

             (b) following a Change in Control, any failure by the Company and/or its subsidiaries or affiliates to furnish the Executive and/or where applicable, his family, with: (i) total annual cash compensation (including annual bonus), (ii) total aggregate value of perquisites, (iii) total aggregate value of benefits, or (iv) total aggregate value of long term compensation, including but not limited to stock options, in each case at least equal to or exceeding or otherwise comparable to in the aggregate, the highest level received by the Executive from the Company and/or its subsidiaries or affiliates during the six (6) month period (or the one (1) year period for compensation, perquisites and benefits which are paid less frequently than every six (6) months) immediately preceding the Change of Control, other than an insubstantial and inadvertent failure remedied by the Company within five (5) business days after receipt of notice thereof given by the Executive;

             (c) the Company's and/or its subsidiaries' or affiliates' requiring the Executive to be based or to perform services at any site or location more than fifteen (15) miles from Miami, Florida, except for travel reasonably required in the performance of the Executive's responsibilities (which does not materially exceed the level of travel previously required of the Executive);

             (d) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 9;

             (e) without the express prior written consent of the Executive (which consent the Executive has the absolute right to withhold), (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including titles and reporting relationships), authority, responsibilities or status, or (ii) any other material adverse change in such position, authority, responsibility or status; or

             (f) the Executive's termination of employment for any reason by no later than August 15, 2002, in the event that the Company and the Executive fail to mutually agree pursuant to Section 2.2(b)(iii) upon a bonus formula for fiscal years ending after March 31, 2002, and the Executive does not accept a formula selected by the Company that differs from the formula set forth in
Section 2.2(b).

         For the purposes of this Section 3.4, any good faith interpretation by the Executive of the foregoing definitions of "Good Reason" shall be conclusive on the Company. No termination by

Executive for Good Reason shall be deemed a voluntary termination by Executive for purposes of any stock option, employee benefit or similar plan of the Company.

            3.5 Notice of Termination. For purposes of this Agreement, a "Notice
                ---------------------
of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than fifteen (15) days after the giving of such notice).

            3.6 Date of Termination. Date of Termination means the date of
                -------------------
receipt of the Notice of Termination or any later date specified therein, as the case may be.

        4.  Termination.
            -----------

            4.1 Events of Termination. The Executive may terminate his
                ---------------------
employment with the Company, for Good Reason, at any time, and may terminate his employment with the Company without Good Reason upon thirty (30) days written notice to the Company. The Company may terminate Executive's employment with the Company at any time upon the occurrence of one or more of the events set forth in subsections (a) through (c) below. The death or Disability of Executive shall in no event be deemed a termination of employment by Executive.

                (a) The death of Executive.

                (b) The Disability of Executive.

                (c) The discharge of Executive by the Company for Cause.

            4.2 Notice of Termination. Any termination of the Executive's
                ---------------------
employment by the Executive for Good Reason or otherwise, or by the Company for Cause or otherwise, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(h).

        5.  Obligations Upon Termination.
            ----------------------------

            5.1 Voluntary Termination by Executive and Termination For Cause. If
                ------------------------------------------------------------
the Executive's employment with the Company is terminated (i) voluntarily by the Executive, for any reason other than Good Reason, or (ii) by the Company for Cause, the Company shall pay Executive, within five (5) business days after his Date of Termination, his Base Salary, unused vacation entitlement and car allowance through the Date of Termination (if not already paid), and the Company shall have no further obligation to provide compensation or benefits to Executive under this Agreement; except that, to the extent that the Company's insurance, stock option and other benefit plans provide certain rights and benefits after an employee's termination, Executive shall continue to receive such rights and benefits in accordance with the terms of such plans.

          5.2 Termination for Death or Disability. If Executive's employment is
              -----------------------------------
terminated by the Company due to the Executive's death or Disability, the Company shall pay Executive (or his heirs and/or personal representatives): (i) Executive's Base Salary, unused vacation entitlement and car allowance through the Date of Termination (if not already paid); and (ii) the Bonus payable under
Section 2.2, if any, for the fiscal year in which Executive's termination occurred, as if Executive had been employed by the Company for the full fiscal year; and the Company shall have no further obligation to provide compensation or benefits to Executive under this Agreement; except that, to the extent that the Company's insurance, stock option and other benefit plans provide certain rights and benefits after an employee's termination, Executive shall continue to receive such rights and benefits in accordance with the terms of such plans. Amounts payable under subsection (i) of this Section 5.2 shall be paid within five (5) business days after the Date of Termination, and the Bonus payable under subsection (ii) shall be paid on or before May 15 of the fiscal year following the fiscal year in which the termination occurred.

          5.3 Termination by the Company in Default of Agreement; Termination of
              ------------------------------------------------------------------
Employment by the Executive for Good Reason. If (i) the Executive's employment
-------------------------------------------
with the Company is terminated by the Company prior to, or more than three (3) years after, a Change of Control for any reason other than the Executive's death or Disability, and other than for Cause, or (ii) the Executive terminates employment with the Company for Good Reason prior to, or more than three (3) years after, a Change of Control, then the Company shall pay and provide
Executive:

              (a) an amount equal to the cash payment described in Section I of Exhibit A attached hereto and made a part hereof; plus

              (b) the benefits described in Sections II through IV of Exhibit A.

The amounts payable under subsection (a) of this Section 5.3 shall be paid to Executive by cashier's check within five (5) business days after his Date of Termination. The payments and benefits paid and provided pursuant to this
Section 5.3 (the "Default Payments") shall be in lieu of all other compensation and benefits payable to Executive under this Agreement, and as liquidated damages and in full settlement of any and all claims by Executive against the Company as a result of the Company's breach of this Agreement; except that, to the extent that the Company's insurance, stock option and other benefit plans provide certain rights and benefits after an employee's termination, Executive shall continue to receive such rights and benefits in accordance with the terms of such plans. Such Default Payments: (i) are not contingent on the occurrence of any change in the ownership or effective control of the Company; (ii) are not intended as a penalty; and (iii) are intended to compensate Executive for his damages incurred by reason of the Company's breach of this Agreement, which damages are difficult to ascertain.

          5.4 Termination Following a Change in Control. In the event that (i) a
              -----------------------------------------
Change in Control in the Company shall occur during the Employment Term, and
(ii) on or before the third anniversary of the Change of Control, either (x) the Term of Employment is terminated by the Company without Cause (or the Term of Employment expires because the Company has refused to extend the Term without Cause), or (y) the Executive terminates the Term of Employment (or refuses to extend the Term) for Good Reason, the Company shall pay and provide Executive, within five (5) business days after the Date of Termination, as severance compensation, the cash amounts and benefits (collectively, "Severance Benefits") payable to the Executive under Section 5.3 hereof. For this purpose, termination of employment by the Executive for any reason during the 30 day period that begins 6-months after the Change in Control occurs shall be deemed to be a termination by the Executive for Good Reason. The Severance Benefits so paid and provided shall be in lieu of all other compensation and benefits payable to Executive under this Agreement, and in full settlement of any and all claims by Executive for such compensation or benefits; except that, to the extent that the Company's insurance, stock option and other employee benefit plans provide certain rights and benefits after an employee's termination, Executive shall continue to receive such rights and benefits in accordance with the terms of such plans. The Company agrees that following a Change of Control, the Company shall not, without the Executive's consent, amend any employee insurance or benefit plan or program of the Company or its subsidiaries or affiliates in any manner that would adversely affect the Executive's rights under such plan or program.

          5.5  Termination Prior to a Change of Control as a Result of Company's
               -----------------------------------------------------------------
Non-Extension of Employment Term Without Cause. If the Company elects not to
----------------------------------------------
extend the Employment Term pursuant to Section 1 hereof other than for Cause, and the Employment Term expires prior to, or more than three (3) years after, the date on which a Change of Control has occurred, then the Company shall pay and provide to the Executive (a) Executive's Base Salary, unused vacation entitlement and car allowance through the Date of Termination (if not already paid), by cashier's check within five (5) business days after his Date of Termination; (b) continue to pay for a period of one year after the Date of Termination (the "Continuation Period"), an amount equal to the sum of (i) the Executive's Base Salary as of the Date of Termination and (ii) the average of the Executive's bonuses for each of the three (3) fiscal years of the Company ending on or immediately before the Date of Termination, such sum to be payable in twenty-six (26) consecutive bi-weekly installments commencing two weeks from the Date of Termination; and (c) continue to provide the benefits described in Sections (II) and (IV) of Exhibit A hereto through the end of the Continuation Period. In addition, the Executive shall be entitled to exercise his Stock Rights, as defined in Section III of Exhibit A hereto, for the period specified in said Section III. The Company may discontinue the payment of any amounts and provision of any benefits required under this Section 5.5 in the event that, during the Continuation Period, either (i) the Executive fails to comply in any material respect with any provision of Section 6 of this Agreement other than an insubstantial and an inadvertent failure not occurring in bad faith and which is remedied by the Executive within five (5) business days after receipt of notice thereof given by the Company, or (ii) if requested by the Company to do so, the Executive fails to provide up to ten hours per calendar month of consulting services (including any travel time) to the Company as reasonably requested by the Company, at such times and places as shall be mutually agreeable to the Company and the Executive so as not to materially interfere with any other obligations or commitments of the Executive and subject to the Company's reimbursement to the Executive of his reasonable expenses incurred in providing such consulting services.

          5.6  Certain Additional Payments by the Company.
               ------------------------------------------

               (a) Anything in this Agreement to the contrary notwithstanding, in the event that a Change of Control occurs prior to January 1, 2003, and it shall be determined that, as a result of such Change of Control, any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including any additional payments required under this Section 5.6) (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Executive (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to
(i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and
(ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (b) Subject to the provisions of paragraph (c) of this Section 5.6, all determinations required to be made under this Section 5.6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen & Co. (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5.6, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 5.6 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                    (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                        (i) give the Company any information reasonably requested by the Company relating to such claim,

                        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                        (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                        (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5.6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5.6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5.6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5.6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     6.   Covenant Against Unfair Competition.
          -----------------------------------

               (a) Executive agrees that while he is employed by the Company, and for a period of three (3) years following any termination of his employment, for any reason, he will not, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                    (i) own, control, manage, be employed by, consult with, or otherwise participate in, a business (other than that of the Company) involved within the Trade Area (as hereinafter defined) with any of the following businesses (the "Businesses"): (1) the storage, handling, delivery, marketing, sale, distribution or brokerage of aviation fuel, marine fuel or lubricants, aviation flight services, or marine fuel services, or (2) any other service or activity which is competitive with the services or activities which are or have been performed by the Company or its subsidiaries or affiliates since January 1, 1995;

                    (ii) solicit, call upon, or attempt to solicit, the patronage of any individual, partnership, corporation or other legal entity to whom the Company or its subsidiaries or affiliates sold products or provided services, or from whom the Company or its subsidiaries or affiliates purchased products or services, at any time since January 1, 1995, for the purpose of obtaining the patronage in any of the Businesses of any such individual, partnership, corporation or other legal entity;

                    (iii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by the Company or its subsidiaries or affiliates to leave such employment, whether or not such employment is pursuant to a written contract and whether or not such employment is at will; or

                    (iv) use, directly or indirectly, on behalf of himself or any other person or business entity, any trade secrets or confidential information concerning the business activities of the Company or any of the Company's subsidiaries or affiliates. Trade secrets and confidential information shall include, but not be limited to, lists of names and addresses of customers and suppliers, sources of leads and methods of obtaining new business, methods of marketing and selling products and performing services, and methods of pricing.

               (b) As used herein, the term "Trade Area" shall mean: (i) the States of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, and Maryland, (ii) Singapore, Greece, South Korea, England and Costa Rica, and (iii) any airports or seaports throughout the world which are or were serviced by the Company or its subsidiaries or affiliates at any time since January 1, 1995.

               (c) Executive recognizes the importance of the covenant contained in this Section 6 and acknowledges that, based on his past experience and training as an executive of the Company, the projected expansion of the Company's business, and the nature of his services to be provided under this Agreement, the restrictions imposed herein are: (i) reasonable as to scope, time and area; (ii) necessary for the protection of the Company's legitimate business interests, including without limitation, the Company's trade secrets, goodwill, and its relationship with customers and suppliers; and (iii) not unduly restrictive of Executive's rights as an individual. Executive acknowledges and agrees that the covenants contained in this Section 6 are essential elements of this Agreement and that but for these covenants, the Company would not have agreed to enter into this Agreement.

               (d) If Executive commits a breach or threatens to commit a breach of any of the provisions of this Section 6, the Company shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Section 6 specifically enforced by any court having equity jurisdiction, through injunctive or other relief, it being acknowledged that any such breach or threatened breach will cause irreparable injury to the Company, the amount of which will be difficult to determine, and that money damages will not provide an adequate remedy to the Company.

               (e) If any covenant contained in this Section 6, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration, scope and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.

               (f) The provisions of this Section 6 shall survive the expiration and termination of this Agreement, and the termination of Executive's employment hereunder, for any reason.

     7.   Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries or affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any employment, stock option or other agreements with the Company or any of its subsidiaries or affiliates. In the event there are any amounts which represent vested benefits or which the Executive is otherwise entitled to receive under any other plan or program of the Company or any of its subsidiaries or affiliates at or subsequent to the Date of Termination, the Company shall pay or cause the relevant plan or program to pay such amounts, to the extent not already paid, in accordance with the provisions of such plan or program.

     8.  Full Settlement. Except as specifically provided otherwise in this
         ---------------
Agreement, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Except as expressly provided in
Section II of Exhibit A, the Severance Benefits shall not be reduced by any compensation or benefits earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise. The Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under any provision of this Agreement or any guarantee of performance thereof, in each case plus interest, compounded daily, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of two percent (2%) over the base or prime rate announced by Bank of America in effect from time to time during the period of such nonpayment, but in no event greater than the highest interest rate permitted by law for such payments.

     9.  Successors. This Agreement is personal to the Executive and without the
         ----------
prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives, executors, heirs and legatees This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place, by a written agreement in form and substance reasonably satisfactory to the Executive, delivered to the Executive within five (5) business days after such succession.

     10. Miscellaneous.
         -------------

               (a) Modification and Waiver. Any term or condition of this
                   -----------------------
Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

               (b) Governing Law. The validity and effect of this Agreement
                   -------------
shall be governed by and construed and enforced in accordance with the laws of the State of Florida. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in Miami, Florida, and further agrees that any Action may be heard and determined in such federal court or in such state court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any action in Miami, Florida.

               (c) Tax Withholding. The payments and benefits under this
                   ---------------
Agreement may be compensation and as such may be included in either the Executive's W-2 earnings statements or 1099 statements. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, as well as any other deductions consented to in writing by the Executive.

               (d) Section Captions. Section and other captions contained in
                   ----------------
this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

               (e) Severability. Every provision of this Agreement is intended
                   ------------
to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

               (f) Integrated Agreement. This Agreement constitutes the entire
                   --------------------
understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

               (g) Interpretation. No provision of this Agreement is to be
                   --------------
interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

               (h) Notices. All notices and other communications hereunder shall
                   -------
be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive: at the Executive's last address appearing in the
          -------------------
payroll/personnel records of the Company.

          If to the Company:
          -----------------

          World Fuel Services Corporation
          700 S. Royal Poinciana Blvd.
          Suite 800
          Miami Springs, FL 33166

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by addressee.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the day and year first above written.

WITNESSES:                       WORLD FUEL SERVICES CORPORATION

_____________________________    By: /s/ Paul Stebbins
                                    ------------------
_____________________________    Title: President and Chief Operating Officer

_____________________________    /s/ Michael J. Kasbar
                                 ---------------------
_____________________________    Michael J. Kasbar
                                 Executive

                                    EXHIBIT A

                               SEVERANCE BENEFITS
                               ------------------

         (I)  Cash Payment. The Company shall pay to the Executive the aggregate
              ------------
of the amounts determined pursuant to clauses (A) through (C) below:

              (A) if not already paid, the Executive's Base Salary, unused vacation entitlement and car allowance through the Date of Termination; and

              (B) an amount equal to the annual Base Salary (the "Base Amount") payable to the Executive immediately prior to the Date of Termination, multiplied by three (3) if the termination is pursuant to Section 5.4 hereof on or before the third anniversary following a Change of Control, or otherwise multiplied by two (2);

              (C) an amount equal to the product of (x) the average annual bonus payable to the Executive for the three (3) fiscal years beginning on or after April 1, 2001 (or such lesser number of full fiscal years as shall have been completed after April 1, 2001) immediately preceding the fiscal year of termination, multiplied by (y) three (3) if the termination is pursuant to
Section 5.4 hereof on or before the third anniversary following a Change of Control, or otherwise multiplied by two (2); provided, however, that for these purposes, the bonus payable by the Company to the Executive for the fiscal year ending March 31, 2002 shall be equal to the sum of (i) 75% of the bonus payable to the Executive pursuant to Section 2.2(a) for the calendar year 2001 plus the bonus payable by the Company to the Executive under Section 2.2(b) for the period from January 1, 2002 through March 31, 2002 and provided further that if the Date of Termination occurs prior to April 1, 2002, the amount payable pursuant to this clause (C) shall be $500,000.

              The Company shall pay to the Executive the aggregate of the amounts determined pursuant to clauses (A) through (C) above in a lump sum by cashier's check within five (5) business days after the Executive's Date of Termination.

         (II) Medical, Dental, Disability, Life Insurance and Other Similar
              -------------------------------------------------------------
Plans and Programs. Until the earlier to occur of (i) the last day of the
------------------
Severance Period, (ii) the date on which the Executive becomes eligible for the designated or comparable coverage as an employee of another employer which provides or offers such coverage to its employees, or (iii) in the case of benefits requiring employee contributions, the date the Executive fails to make such contributions pursuant to the Company's or the plan's instructions (which instructions shall be reasonable and given to the Executive by the Company within five (5) business days following the Executive's Date of Termination) or otherwise cancels his coverage in accordance with plan provisions, the Company shall continue to provide all benefits which the Executive and/or his family is or would have been entitled to receive under all medical, dental, disability, supplemental life, group life, accidental death and executive accident insurance, and other similar plans and programs of the Company and/or its subsidiaries or affiliates not otherwise provided for in this Agreement, in each case on a basis providing the Executive and/or his family with the opportunity to receive benefits at least equal to the greatest level of benefits provided by the Company and/or its subsidiaries or affiliates for the Executive under such plans and programs as in effect at any time during the six (6) month period immediately preceding the Notice of Termination. The benefits will be paid for by the Company and, to the extent applicable, will be provided in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If the Executive's participation in any such plan or program is barred by COBRA or for any other reason, the Company shall pay or provide for payment of such benefits or substantially similar benefits to the Executive and/or his family.

         (III) Stock Options and Rights. If the Executive is a participant in
               ------------------------
any stock option or stock purchase plan of the Company, or if the Executive is the holder of any options, warrants or rights to acquire capital stock of the Company (collectively "Stock Rights"), the Executive shall have all of the rights set forth in the relevant plans and Stock Rights.

         (IV)  Deferred Compensation. The Company shall pay to the Executive the
               ---------------------
Executive's salary or incentive compensation awards that have been previously deferred, if any, in accordance with the terms of the Executive's individual deferred compensation agreement(s) or the applicable plan(s), as appropriate. The last day of the Severance Period will be considered to be the Executive's termination date for purposes of such agreement(s).

         (V)   Definition of Severance Period. For purposes of this Exhibit A,
               ------------------------------
the term "Severance Period" shall mean the three (3) year period immediately following the Date of Termination, if the termination is pursuant to Section 5.4 of the Agreement following a Change of Control, or the two (2) year period immediately following the Date of Termination in the case of any other termination.

         (VI)  Taxes. Notwithstanding anything in the foregoing to the contrary,
               -----
if (x) a Change of Control occurs on or after January 1, 2003, and (y) the Executive's employment with the Company terminates on or before the third anniversary of such Change of Control, then the Company shall not be obligated to pay any portion of the amounts otherwise payable to the Executive pursuant to
Section 5.4 of this Agreement (the "Section 5.4 Severance Benefits"), on account of such termination, if and only to the extent that the Company could not reasonably deduct such portion solely by operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this limitation: (i) no portion of the Section 5.4 Severance Benefits, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment, shall be taken into account; (ii) no portion of any
Section 5.4 Severance Benefits shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code; (iii) the Section 5.4 Severance Benefits to the Executive shall be reduced only to the extent necessary so that the total
Section 5.4 Severance Benefits (other than those referred to in clause (i) or (ii) ) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b) (4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Section 5.4 Severance Benefits shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

         Dated as of the 11th day of October, 2001.



         /s/ Michael J. Kasbar
         ---------------------
         Michael J. Kasbar




         WORLD FUEL SERVICES CORPORATION



         By: /s/ Paul Stebbins
             -----------------
         Title: President and Chief Operating Officer